                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Diedrich Coffee
Irvine, California

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 19, 1996, relating to the financial statements of the Acquired Stores of Brothers Gourmet Coffees, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP
Costa Mesa, California

August 12, 1996